Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 20, 2013 relating to the financial statements and financial highlights which appear in the July 31, 2013 Annual Reports to Shareholders of the iShares China Large-Cap ETF, iShares FTSE China ETF, iShares Developed Small-Cap ex North America ETF, iShares MSCI ACWI ETF, iShares MSCI ACWI ex U.S. ETF, iShares MSCI Emerging Markets Financials ETF, iShares MSCI Emerging Markets Materials ETF, iShares MSCI Europe Financials ETF, iShares MSCI Far East Financials ETF, iShares MSCI Kokusai ETF, iShares MSCI ACWI ex U.S. Consumer Discretionary ETF, iShares MSCI ACWI ex U.S. Consumer Staples ETF, iShares MSCI ACWI ex U.S. Energy ETF, iShares MSCI ACWI ex U.S. Financials ETF, iShares MSCI ACWI ex U.S. Healthcare ETF, iShares MSCI ACWI ex U.S. Industrials ETF, iShares MSCI ACWI ex U.S. Information Technology ETF, iShares MSCI ACWI ex U.S. Materials ETF, iShares MSCI ACWI ex U.S. Telecommunication Services ETF, iShares MSCI ACWI ex U.S. Utilities ETF, iShares MSCI All Country Asia ex Japan ETF, iShares MSCI All Country Asia ex Japan Small-Cap ETF, iShares MSCI All Country Asia Information Technology ETF, iShares MSCI USA Momentum Factor ETF, iShares MSCI USA Quality Factor ETF, iShares MSCI USA Size Factor ETF, iShares MSCI USA Value Factor ETF, iShares MSCI EAFE ETF, iShares MSCI EAFE Growth ETF, iShares MSCI EAFE Value ETF, iShares MSCI EAFE Small-Cap ETF, iShares North American Tech ETF, iShares North American Tech-Multimedia Networking ETF, iShares North American Tech-Software ETF, iShares North American Natural Resources ETF, iShares PHLX Semiconductor ETF, iShares NYSE Composite ETF, iShares NYSE 100 ETF, iShares MSCI EAFE Minimum Volatility ETF, iShares MSCI USA Minimum Volatility ETF, iShares Conservative Allocation ETF, iShares Moderate Allocation ETF, iShares Growth Allocation ETF, iShares Aggressive Allocation ETF, iShares Target Date Retirement Income ETF, iShares Target Date 2010 ETF, iShares Target Date 2015 ETF, iShares Target Date 2020 ETF, iShares Target Date 2025 ETF, iShares Target Date 2030 ETF, iShares Target Date 2035 ETF, iShares Target Date 2040 ETF, iShares Target Date 2045 ETF, iShares Target Date 2050 ETF, iShares Morningstar Multi-Asset Income ETF, iShares Core MSCI EAFE ETF, and iShares Core MSCI Total International Stock ETF, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

November 21, 2013